Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


     Evergreen Premier 20 Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A                                         11,045,345        5.35


     Class B                                         1,046,142         5.22


     Class C                                         295,388  5.24


     Class I                                         5,974             5.39








     Evergreen Capital Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      7,397,690                 0.20     7,271,029         20.42


     Class B      1,189,657                 0.15     7,198,432         19.82


     Class C      1,060,840                 0.21     6,892,480         18.54


     Class I      41,326                    0.17     195,957  20.75